Exhibit 99.1

Digital Fusion Announces Results of its 2005 Annual Stockholders' Meeting

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--July 1, 2005--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT") and engineering services provider, today announced, the results of its Annual Meeting of stockholders held on June 28, 2005. As a result, the seven nominees for directors, Roy E. Crippen, III, Lt. Gen. (retired) Jay M. Garner, O.G. Greene, G. Stewart Hall, Lt. Gen. (retired) Frank Libutti, Charles F. Lofty and Gary S. Ryan, were elected to the Board of Directors; Digital Fusion's Restated Articles of Incorporation will be amended to provide for an increased number of authorized shares of common stock; the Digital Fusion, Inc. 2005 Stock Option Plan was approved; and Pender Newkirk & Company was appointed as the Company's independent auditors for the fiscal year ending December 31, 2005.

    About Digital Fusion

    Digital Fusion is an information technology and engineering services company that helps its customers make the most of technology to meet their business needs. Digital Fusion's IT Services division provides solutions to both government and commercial customers, focused in the following areas: Business Process Automation, Application Development and Data Management, Application Security, Web Portals and Digital Dashboards, System Integration and IT Support. Digital Fusion's Engineering Services divisions support a variety of customers with state-of-the-art solutions that include: Computational Aerodynamics/CFD; Optical Systems Design, Development and Test; Thermo/Structural Dynamics; Modeling and Simulations; Hardware-in-the-Loop Testing; Program Analysis; and Ground/Flight Planning, Execution, and Data Analysis. Based in Huntsville, AL, Digital Fusion also has offices in Washington D.C., Orlando, Fla. and New Jersey. For additional information about Digital Fusion visit http://www.digitalfusion.com.

    Forward-Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project," "anticipate," "believe," "estimate," "expect," "plan," "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.

    CONTACT: Digital Fusion, Inc., Huntsville
             Roy E. Crippen, 256-837-2620
             rcrippen@digitalfusion.com